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                                                                     Exhibit 3.2

                           BUSINESS CORPORATIONS ACT                      Form 4
                              (SECTION 27 OR 171)

                             ALBERTA CONSUMER AND
                               CORPORATE AFFAIRS

                             ARTICLES OF AMENDMENT

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1.   NAME OF THE CORPORATION                 2.   CORPORATE ACCESS NUMBER

     USA VIDEO CORPORATION                        20347253

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3.   ITEM NO. 1 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION IS AMENDED IN
     ACCORDANCE WITH SUBSECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT.

     By changing the name of the Corporation to USA VIDEO INTERACTIVE CORP.

     ITEM NO. 2 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SUBSECTION 167(1)(f) OF THE BUSINESS CORPORATIONS ACT.

     By changing all of the currently issued and outstanding common shares in the capital stock of the Corporation into a different number of shares such that one (1) common share in the capital stock of the Corporation shall be issued for every five (5) currently issued common shares without amending the stated capital account of the common shares of the Corporation and without reducing the authorized capital of the Corporation.









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DATE                          SIGNATURE                     TITLE

December 22, 1994             /s/ Gordon F. Lee           President
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                              Gordon F. Lee

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FOR DEPARTMENT USE ONLY                                      FILED